                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the registrant statements on Form S-8 (Nos. 2-80631, 33-20553, 33-21962, 33-24261, 33-63108, 33-47814, and 33-47815) of
Petrolite Corporation of our report dated November 30, 1994 appearing on page 29 of the Petrolite Corporation 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
St. Louis, Missouri
January 26, 1995